                                                                      EXHIBIT 11

                       COMPANY:  WORLD OF SCIENCE, INC.
                                 TICKER: WOSI
                                EXCHANGE:  NMS

                               FORM-TYPE:  10-Q
          Exhibit 11. Statement re Computation of Per Share Net Loss


                        FILING-DATE: December 14, 1999

                                  Exhibit 11

                            WORLD OF SCIENCE, INC.
                       COMPUTATION OF PER SHARE NET LOSS
                     (In thousands, except per share data)

                                                                              Quarter Ended
                                                                              -------------
Basic Loss Per Share:                                          October 30, 1999            October 31, 1998
                                                               ----------------            ----------------
Net loss                                                            $(2,326)                     $(1,384)

Weighted average common shares outstanding                            4,739                        4,868

Basic loss per share                                                $ (0.49)                     $ (0.28)
                                                                    =======                      =======
Diluted Loss Per Share:

Net loss                                                            $(2,326)                     $(1,384)

Weighted average common shares outstanding                            4,739                        4,868

Diluted loss per share                                              $ (0.49)                     $ (0.28)
                                                                    =======                      =======

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